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                                                             EXHIBIT (i)(1)(vi)

OPINION AND CONSENT OF COUNSEL



          [SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS) LETTERHEAD]





                                                       October 19, 2000


Van Kampen
Equity Trust
1 Parkview Plaza
Oakbrook Terrance, Illinois 60181

                  Re:  Van Kampen
                       Equity Trust --
                       Registration Statement on Form N-1A
                       (File Nos. 33-8122 and 811-4805)

Ladies and Gentlemen:

         We have acted as counsel to the Van Kampen Small Cap Growth Fund (the "Fund"), a separate series of Van Kampen Equity Trust (the "Trust"), a voluntary association with transferable shares organized and existing under and by virtue of the laws of the State of Delaware, in connection with the preparation of Post-Effective Amendment No. 41 to the Trust's Registration Statement on Form N-1A (as so amended, the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), with the Securities and Exchange Commission (the "Commission") on October 19, 2000.

         The Registration Statement relates to the registration under the 1933 Act and 1940 Act of an indefinite number of each of Class A Shares of beneficial interest, $.01 par value per share, Class B Shares of beneficial interest, $.01 par value per share, Class



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Van Kampen
Equity Trust
October 19, 2000
Page 2


C Shares of beneficial interest, $.01 par value per share of the Fund (collectively, the "Shares"). The Shares will be sold pursuant to a distribution and service agreement to be entered into among the Trust, on behalf of the Fund, and Van Kampen Distributors, Inc. (the "Distribution Agreement").

         This opinion is delivered in accordance with the requirements of Item 23(i) of Form N-1A under the 1933 Act and the 1940 Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Agreement and Declaration of Trust and By-Laws of the Trust, each as amended to date (the "Declaration of Trust" and "By-Laws", respectively), (iii) the designation of series with respect to the Fund, (iv) copies of resolutions adopted by the Board of Trustees of the Trust relating to the authorization, issuance and sale of the Shares, the filing of the Registration Statement and any amendments or supplements thereto and related matters, (v) the form of Distribution Agreement and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. We have also assumed that the Distribution Agreement, when executed and delivered by the parties thereto, will be in the form reviewed by us in connection with this opinion. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

         Members of our firm are admitted to the practice of law in the State of Illinois, and we express no opinion as to the laws of any other jurisdiction other than matters relating to the Delaware business organizational statutes (including statutes relating to Delaware business trusts) and the federal laws of the United States of America to the extent specifically referred to herein. Based upon and subject to the foregoing, we are



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Van Kampen
Equity Trust
October 19, 2000
Page 3

of the opinion that when (i) the Registration Statement (and such other Post-Effective Amendments, if any, to the Registration Statement relating to the public offering of the shares) shall have become effective under the 1933 Act,
(ii) the Distribution Agreement is duly executed and delivered by the Trust and the other respective parties thereto and (iii) certificates representing the Shares are duly executed, countersigned, registered and duly delivered and paid for in accordance with the Distribution Agreement, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as Exhibit (i)(1)(vi) to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.



                             Very truly yours,




                             /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM (Illinois)
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